SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 23, 2009 (December 21, 2009)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On December 23, 2009, Superior Well Services, Inc. (the “Company”) issued a press release announcing the appointment of Michael Seyman as the Company’s Vice President of Operations. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
     On December 21, 2009, the Company’s Board of Directors (the “Board”) appointed Michael Seyman, age 52, to serve as the Company’s Vice President of Operations. Mr. Seyman joined the Company on April 15, 2002 as the Company's Technical Manager. Mr. Seyman was appointed as the Company's Rocky Mountain Region Manager in January 2006 and Director of Technology in March 2008. Prior to joining the Company, Mr. Seyman began his career with Halliburton Company. Mr. Seyman holds a B.S. in Chemical Engineering from the University of Pittsburgh.
     In connection with his appointment on December 21, 2009, the Company entered into an Employment Agreement with Mr. Seyman, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Other Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 21, 2009, by and between Superior Well Services, Inc. and Michael Seyman

99.1	Press release issued December 23, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: December 23, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 21, 2009, by and between Superior Well Services, Inc. and Michael Seyman

99.1	Press release issued December 23, 2009